UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2016

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	58-2086934
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Abernathy Road, Suite 260

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 13, 2016, Beazer Homes USA, Inc. (the “Company”) executed a Third Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of September 24, 2012, between the Company, as borrower, the lenders party thereto, the issuers party thereto, and Credit Suisse AG, Cayman Islands Brach, as agent, as amended on November 10, 2014 and November 6, 2015 (as amended, the “Credit Agreement”). The Amendment, among other things:

•	increases the maximum aggregate amount of commitments under the Credit Agreement from $145 million to $180 million,

•	extends the termination date from January 15, 2018 to February 15, 2019,

•	reduces the aggregate collateral ratio (as defined in the Credit Agreement) from 5:00:1:00 to 4.00:1.00, and

•	reduces the after-acquired exclusionary condition (as defined in the Credit Agreement) from $1 billion to $800 million.

The foregoing description of the Amendment is qualified in its entirety to the full text of the Amendment filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment to the Second Amended and Restated Credit Agreement, dated as of September 24, 2012, between the Company, as borrower, the lenders party thereto, the issuers party thereto, and Credit Suisse AG, Cayman Islands Brach, as agent, as amended

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 13, 2016

BEAZER HOMES USA, INC.

By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

10.1	Third Amendment to the Second Amended and Restated Credit Agreement, dated as of September 24, 2012, between the Company, as borrower, the lenders party thereto, the issuers party thereto, and Credit Suisse AG, Cayman Islands Brach, as agent, as amended